Exhibit 10.10
AMENDMENT NO. 1 TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of April 21, 2010 by and between Astoria Federal Savings And Loan Association, a savings association organized and operating under the federal laws of the United States and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 (the “Association”), and Frank E. Fusco, an individual residing at 6 Philson Court, Commack, New York 11725 (the “Executive”).

Witnesseth:

Whereas, the Executive and the Association are parties to an Employment Agreement entered into on August 15, 2007 (the “Initial Effective Date”) and amended and restated as of January 1, 2009 (such agreement, as amended and restated through January 1, 2009, the “Prior Agreement”); and

Whereas, the Executive and the Association wish to further amend and modify the Prior Agreement pursuant to Section 25 thereof;

Now, Therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Association and the Executive hereby agree as follows:

1.	Section 2(a) and (b) of the Prior Agreement shall be amended to read in its entirety as follows:

(a)           The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 (the “Employment Period”). The Employment Period shall be for an initial term of three years beginning on the Initial Effective Date and ending on the third anniversary date of the Effective Date, plus such extensions, if any, as are provided by the Board of Directors of the Association (the “Board”) as provided below. Prior to the first anniversary of the date of this Agreement and on each anniversary date thereafter (each an “Anniversary Date), the Board shall review the terms of this Agreement and the Executive’s performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Period. In such event, the Employment Period shall be extended to the third anniversary of the relevant Anniversary Date (or, if earlier the Executive’s seventy-fifth (75th) birthday.  In no event shall any extension cause the Employment Period to end later than the Executive’s seventy-fifth (75th) birthday.  Unless sooner terminated by non-extension, the Employment Period will end automatically, without the requirement of any notice or other action, on the Executive’s seventy-fifth (75th) birthday.

(b)           For all purposes of this Agreement, the term “Remaining Unexpired Employment Period” as of any date shall mean the period beginning on such date and ending on the earlier of (i) the Anniversary Date on which the Employment Period (as extended pursuant to Section 2(a) of this Agreement) is then scheduled to expire and (ii) the Executive’s seventy-fifth (75th) birthday.

2.	Section 6(b) of the Prior Agreement shall be amended to read in its entirety as follows:

(b)           To the maximum extent permitted under applicable law, during the Employment Period and for the maximum period allowed under applicable law thereafter, the Association shall indemnify the Executive against, and hold him harmless from any costs, liabilities, losses and exposures for acts or omissions in connection with service as an officer or director of the Association or service in other capacities at the request of the Association, to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Association or any subsidiary or affiliate thereof.  No provision in this Agreement nor any termination or expiration of this Agreement is intended to authorize the elimination or impairment of any right to indemnification or to advancement of expenses arising under a provision of the charter or a bylaw of the Association by amendment to such a provision after the occurrence of an act or omission that is the subject of an action, suit or proceeding for which indemnification is sought.

3.
Subparagraph (V) of the provision for determination of the “SEVLS” component of the DB Severance Payment under section 9(b)(v) of the Prior Agreement shall be amended to read in its entirety as follows:

(V)           for purpose of calculating the Executive’s monthly or annual benefit under the defined benefit plans, the following sums shall be added to the Executive’s compensation recognized under such plans for the most recent year recognized:

  (1)           payments made pursuant to Section 9(b)(i) that constitute base salary;

  (2)           the Salary Severance Payment;

  (3)           the Option Surrender Payment; and

  (4)           the RRP Surrender Payment.

4.
Section 9(b)(vii) of the Prior Agreement shall be amended by deleting the variable “AP” from the equation therein, deleting the definition of “AP” therein and amending the definition of “TIO” therein to read in its entirety as follows:

“TIO” is the target incentive opportunity (expressed as a percentage of base salary) established by the Compensation Committee of the Board for the Executive pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan in effect at the time immediately prior to the Executive’s termination of employment with the Association; provided, however, that in the event of the Executive’s voluntary resignation pursuant to Section 9(a)(i) above following written notice of a reduction in the Executive’s target incentive opportunity that results in or contributes to a material adverse effect on the aggregate value of the Executive’s total compensation package, that is the basis for such resignation under Section 9(a)(i)(D) above, “TIO” is the target incentive opportunity in effect at the time immediately prior to the reduction that is the subject of such written notice; and

5.	The Prior Agreement shall be amended to remove Section 30 therefrom.

6.
Each reference to the “Remaining Unexpired Employment Period” in the Prior Agreement under Section 9(b) shall be amended to provide that the Remaining Unexpired Employment Period is expressed as a number of years and fractions of years.

7.	Each reference to “Thacher Proffitt & Wood LLP” in the Prior Agreement, whether with or without the LLP designation, shall be replaced by a reference to “Sonnenschein Nath & Rosenthal LLP.”

8.	Except as specifically provided herein, the provisions of the Prior Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Association has caused this Amendment to be executed and the Executive has hereunto set his or her hand, all as of the day and year first above written.

ATTEST:	Astoria Federal Savings And Loan Association

/S/ Thomas V. Lavery	By:	/S/ Monte N. Redman
Name: Thomas E. Lavery	Name:	Monte N. Redman
	Title:	President and Chief Operating Officer

[Seal]	/S/ Frank E. Fusco
Frank E. Fusco.

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On this 21st day of April, 2010 before me, the undersigned, personally appeared Frank E. Fusco, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Name: Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires: July 13, 2010

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On this 21st day of April, 2010 before me, the undersigned, personally appeared Monte N. Redman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Name: Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires: July 13, 2010